Exhibit 99.1

Press Release	February 8, 2021

Cerence Announces Record First Quarter 2021 Results

Cerence First Quarter Highlights

•	Won back a major European OEM’s next generation infotainment design for cars starting production in 2023
•	First major bookings for new applications including Cerence Pay
•	Revenue grew by 23% compared to the same period last fiscal year, setting a new quarterly record
•	Exceeded company quarterly guidance on all GAAP and non-GAAP financial metrics
•	Continued to deliver strong GAAP Net Income and Adjusted EBITDA performance
•	Growth in billings per car continues its upward trend

BURLINGTON, Mass., February 8, 2021 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its first fiscal quarter 2021 results for the quarter ended December 31, 2020.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended
	December 31,
	2020	2019
GAAP Revenue	$95.0	$77.5
GAAP Gross Margin	71.7%	66.5%
Non-GAAP Gross Margin	75.3%	70.8%
GAAP Operating Margin	21.3%	-2.7%
Non-GAAP Operating Margin	39.7%	25.4%
GAAP Net Income (loss)	$21.6	$(11.8)
Non-GAAP Net Income	$24.6	$10.3
Adjusted EBITDA	$40.3	$21.8
Adjusted EBITDA Margin	42.4%	28.1%
GAAP Net Income (loss) per Share - diluted	$0.54	$(0.33)
Non-GAAP Net Income per Share - diluted	$0.59	$0.29

(1)

Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

Sanjay Dhawan, Chief Executive Officer of Cerence, stated, “We had a stronger than expected start to the fiscal year as auto production continued to recover from the impact of Covid-19. Our 23% revenue growth, compared to the same quarter last year, reflects our strong competitive position enabled by our continued focus on innovation and speed of execution.”

Dhawan continued, “We received multiple contract awards for our new applications in the quarter. We won back a major European OEM for both our core technology and new connected services and applications. This was a significant win that will start production in 2023. Another highlight was our agreement with Xevo, a Lear Company, to supply Cerence Pay conversational-AI powered voice technology to Xevo Marketplace

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Press Release	February 8, 2021

consumers. With this contract, along with the launch of our latest application, Cerence TourGuide, we are building a solid foundation to achieve our FY24 target revenue for this category of products.”

Dhawan concluded, “We expect continued year-over-year revenue growth in our second quarter as the auto industry recovers from Covid-19.  However, our second quarter guidance accounts for the expected impact of semiconductor shortages on auto production in the first half of the calendar year. According to IHS Markit’s current forecast, these shortages should be resolved by mid-year resulting in auto production growth of 13.7% for the 2021 calendar year.  Overall the company is progressing well in all directions; introducing a steady stream of new products, winning new customers, successfully entering adjacent markets, and increasing revenue and profitability.”

Cerence Key Performance Indicators

To help investors gain further insight into Cerence’s business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q1FY21
Percent of worldwide auto production with Cerence Technology (TTM)	54%
Average contract duration (TTM):	6.0
Repeatable software contribution (TTM):	78%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	-17%
Growth in billings per car (TTM over prior year TTM) (excludes legacy contract)[3]	20%
(1)	Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)

Based on IHS Markit data, global auto production declined 16% over the same time period ending December 31, 2020. Compared to the same quarter in the prior year, the change in the number of Cerence connected cars shipped was +11%.

(3)	The calculation for this KPI was modified from comparing fiscal year-to-date versus previous fiscal year, to trailing twelve months (“TTM”) versus prior year TTM.

Second Quarter Fiscal 2021 and Full Year Outlook

For the fiscal quarter ending March 31, 2021, revenue is expected to be in the range of $92M to $95M representing a 6% to 10% increase compared to the same period in the prior year.  GAAP Net Income is expected to be in the range of $5M to $6M, and Adjusted EBITDA is expected to be in the range of $34M to $37M.

For the fiscal year ending September 30, 2021, we are updating our guidance to reflect our stronger than expected first quarter revenue and margin performance, and also in consideration of the risks and uncertainties surrounding the semiconductor device shortages. Therefore, the lower end of the revenue range was increased and is now expected to be in the range of $370M to $380M, representing a 12% to 15% increase compared to the prior year. GAAP Net Income for the fiscal year is expected to be in the range of $33 to $39M. Adjusted EBITDA for the full year is expected to be in the range of $131M to $140M, which is up from our original guidance of $122M to $135M due to better than expected profitability and the updated revenue guidance. The Adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired

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Press Release	February 8, 2021

intangible assets, stock-based compensation, and restructuring and other costs. Additional details regarding guidance are included in the tables in this press release.

First Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results at 10:00 a.m. Eastern Time/7:00 a.m. Pacific Time today. Interested investors and analysts are invited to dial into the conference call by using 1.844.467.7116 (domestic) or +1.409.983.9838 (international) and entering the pass code 8889146. Webcast access will be available on the Investor Information section of the company’s website at https://investors.cerence.com/news-and-events/events-and-presentations.

The teleconference replay will be available through February 15, 2021. The replay dial-in number is 1.855.859.2056 (domestic) or +1.404.537.3406 (international) using pass code 8889146. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at https://investors.cerence.com/news-and-events/events-and-presentations.

Forward Looking Statements

Statements in this presentation regarding Cerence’s future performance, results and financial condition, expected growth, business and market trends, and innovation and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: impacts of the COVID-19 pandemic on our and our customer’s businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain, or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud offerings; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate

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and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2020 and 2019, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or

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Press Release	February 8, 2021

estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)

Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)

Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)

Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

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(i)

Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

ii)

Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Key performance indicators

We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended December 31, 2020 and 2019, our management has reviewed the following KPIs, each of which is described below:

•	Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•

Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years.

•

Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.

•	Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•	Growth in billings per car: The rate of growth calculated from the average billings per car based on a TTM basis, excluding legacy contract and adjusted for prepay usage.

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See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, powerful interaction between humans and their cars, two-wheelers, and even elevators, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and more than 350 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or buildings, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

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Press Release	February 8, 2021

CERENCE INC.

Condensed Consolidated Statements of Operations

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31,
	2020	2019
Revenues:
License	$46,414	$40,767
Connected services	27,251	23,021
Professional services	21,299	13,671
Total revenues	94,964	77,459
Cost of revenues:
License	674	681
Connected services	7,013	8,675
Professional services	17,315	14,491
Amortization of intangible assets	1,879	2,087
Total cost of revenues	26,881	25,934
Gross profit	68,083	51,525
Operating expenses:
Research and development	24,091	23,511
Sales and marketing	8,898	7,943
General and administrative	11,617	11,483
Amortization of intangible assets	3,158	3,131
Restructuring and other costs, net	47	7,554
Total operating expenses	47,811	53,622
Income (loss) from operations	20,272	(2,097)
Interest income	18	281
Interest expense	(3,799)	(6,798)
Other income (expense), net	(2,237)	(146)
Income (loss) before income taxes	14,254	(8,760)
(Benefit from) provision for income taxes	(7,384)	3,002
Net income (loss)	$21,638	$(11,762)
Net income (loss) per share:
Basic	$0.58	$(0.33)
Diluted	$0.54	$(0.33)
Weighted-average common share outstanding:
Basic	37,180	35,995
Diluted	43,363	35,995

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CERENCE INC.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except per share data)

	December 31,	September 30,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$110,360	136,067
Marketable securities	17,088	11,662
Accounts receivable, net of allowances of $579 and $1,394	60,426	49,943
Deferred costs	7,748	7,256
Prepaid expenses and other current assets	43,703	44,220
Total current assets	239,325	249,148
Property and equipment, net	29,708	29,529
Deferred costs	36,913	38,161
Operating lease right of use assets	20,630	20,096
Goodwill	1,136,356	1,128,198
Intangible assets, net	41,070	45,616
Deferred tax assets	180,166	161,759
Other assets	16,580	14,938
Total assets	$1,700,748	$1,687,445
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,806	$8,447
Deferred revenue	104,577	112,520
Short-term operating lease liabilities	6,259	5,700
Short-term debt	6,250	6,250
Accrued expenses and other current liabilities	52,200	67,857
Total current liabilities	174,092	200,774
Long-term debt	266,019	266,872
Deferred revenue, net of current portion	215,692	212,573
Long-term operating lease liabilities	16,823	17,821
Other liabilities	34,994	31,649
Total liabilities	707,620	729,689
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 37,685 shares issued and outstanding as of December 31, 2020; 36,842 shares issued and outstanding as of September 30, 2020.	378	369
Accumulated other comprehensive income	17,851	3,711
Additional paid-in capital	973,892	974,307
Retained earnings (accumulated deficit)	1,007	(20,631)
Total stockholders' equity	993,128	957,756
Total liabilities and stockholders' equity	$1,700,748	$1,687,445

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CERENCE INC.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$21,638	$(11,762)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,624	7,359
Benefit from credit loss reserve	(410)	-
Stock-based compensation expense	12,351	8,969
Non-cash interest expense	1,230	1,332
Deferred tax benefit	(14,106)	(4,928)
Changes in operating assets and liabilities:
Accounts receivable	(8,112)	1,691
Prepaid expenses and other assets	1,025	(18,193)
Deferred costs	2,051	(192)
Accounts payable	(3,655)	905
Accrued expenses and other liabilities	(1,960)	22,210
Deferred revenue	(6,867)	2,065
Net cash provided by operating activities	10,809	9,456
Cash flows from investing activities:
Capital expenditures	(2,369)	(3,612)
Purchases of marketable securities	(6,358)	-
Net cash used in investing activities	(8,727)	(3,612)
Cash flows from financing activities:
Net transactions with Parent	-	11,384
Distributions to Parent	-	(152,978)
Proceeds from long-term debt, net of discount	-	249,705
Payments for long-term debt issuance costs	(520)	(515)
Principal payments of long-term debt	(1,563)	-
Common stock repurchases for tax withholdings for net settlement of equity awards	(30,258)	(141)
Principal payments of lease liabilities arising from a finance lease	(101)	(55)
Proceeds from the issuance of common stock	3,663	-
Net cash (used in) provided by financing activities	(28,779)	107,400
Effects of exchange rate changes on cash and cash equivalents	990	152
Net change in cash and cash equivalents	(25,707)	113,396
Cash and cash equivalents at the beginning of the period	136,067	-
Cash and cash equivalents at the end of the period	$110,360	$113,396

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended
	December 31,
	2020	2019
GAAP revenue	$94,964	$77,459

GAAP gross profit	$68,083	$51,525
Stock-based compensation	1,585	1,223
Amortization of intangible assets	1,879	2,087
Non-GAAP gross profit	$71,547	$54,835
GAAP gross margin	71.7%	66.5%
Non-GAAP gross margin	75.3%	70.8%

GAAP operating income (loss)	$20,272	$(2,097)
Stock-based compensation	12,351	8,969
Amortization of intangible assets	5,037	5,218
Restructuring and other costs, net	47	7,554
Non-GAAP operating income	$37,707	$19,644
GAAP operating margin	21.3%	-2.7%
Non-GAAP operating margin	39.7%	25.4%

GAAP net income (loss)	$21,638	$(11,762)
Stock-based compensation	12,351	8,969
Amortization of intangible assets	5,037	5,218
Restructuring and other costs, net	47	7,554
Depreciation	2,587	2,141
Total other income (expense), net	(6,018)	(6,663)
(Benefit from) provision for income taxes	(7,384)	3,002
Adjusted EBITDA	$40,294	$21,785
GAAP net income margin	22.8%	-15.2%
Adjusted EBITDA margin	42.4%	28.1%

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31,
	2020	2019
GAAP net income (loss)	$21,638	$(11,762)
Stock-based compensation	12,351	8,969
Amortization of intangible assets	5,037	5,218
Restructuring and other costs, net	47	7,554
Non-cash interest expense	1,230	1,332
Adjustments to income tax expense	(15,710)	(976)
Non-GAAP net income	$24,593	$10,335

Adjusted EPS:
GAAP Numerator:
Net income (loss) attributed to common shareholders	$21,638	$(11,762)
Interest on Convertible Senior Notes, net of tax	1,831	-
Net income (loss) attributed to common shareholders - diluted	$23,469	$(11,762)

Non-GAAP Numerator:
Net income attributed to common shareholders	$24,593	$10,335
Interest on Convertible Senior Notes, net of tax	1,005	-
Net income attributed to common shareholders - diluted	$25,598	$10,335

GAAP Denominator:
Weighted-average common shares outstanding - basic	37,180	35,995
Adjustment for diluted shares	6,183	-
Weighted-average common shares outstanding - diluted	43,363	35,995

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	37,180	35,995
Adjustment for diluted shares	6,183	-
Weighted-average common shares outstanding - diluted	43,363	35,995

GAAP net income (loss) per share - diluted	$0.54	$(0.33)
Non-GAAP net income per share - diluted	$0.59	$0.29

GAAP net cash provided by operating activities	$10,809	$9,456
Capital expenditures	(2,369)	(3,612)
Free Cash Flow	$8,440	$5,844

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q1FY21	Q4FY20	Q3FY20	Q2FY20
GAAP revenues	$94,964	$90,882	$74,810	$86,495
Less: Professional services revenue	21,299	19,457	17,360	18,742
Non-GAAP Repeatable revenues	$73,665	$71,425	$57,450	$67,753

GAAP revenues TTM	$347,151
Less: Professional services revenue TTM	76,858
Non-GAAP Repeatable revenues TTM	$270,293
Repeatable software contribution	78%

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q2 2021		FY2021
	Low	High	Low	High
GAAP revenue	$92,000	$95,000	$370,000	$380,000

GAAP gross profit	$64,900	$68,100	$259,200	$270,900
Stock-based compensation	1,600	1,600	6,300	6,300
Amortization of intangible assets	1,900	1,900	7,500	7,500
Non-GAAP gross profit	$68,400	$71,600	$273,000	$284,700
GAAP gross margin	71%	72%	70%	71%
Non-GAAP gross margin	74%	75%	74%	75%

GAAP operating income	$12,900	$15,900	$52,500	$62,500
Stock-based compensation	11,500	11,500	46,300	46,300
Amortization of intangible assets	5,000	5,000	20,100	20,100
Restructuring and other costs, net	2,000	2,000	2,400	2,400
Non-GAAP operating income	$31,400	$34,400	$121,300	$131,300
GAAP operating margin	14%	17%	14%	16%
Non-GAAP operating margin	34%	36%	33%	35%

GAAP net income	$4,600	$6,200	$32,900	$39,100
Stock-based compensation	11,500	11,500	46,300	46,300
Amortization of intangible assets	5,000	5,000	20,100	20,100
Restructuring and other costs, net	2,000	2,000	2,400	2,400
Depreciation	2,100	2,100	9,900	9,000
Total other income (expense), net	(4,200)	(4,200)	(18,100)	(17,100)
Provision for income taxes	4,100	5,500	1,500	6,300
Adjusted EBITDA	$33,500	$36,500	$131,200	$140,300
GAAP net income margin	5%	7%	9%	10%
Adjusted EBITDA margin	36%	38%	35%	37%

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Press Release	February 8, 2021

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q2 2021		FY2021
	Low	High	Low	High
GAAP net income	$4,600	$6,200	$32,900	$39,100
Stock-based compensation	11,500	11,500	46,300	46,300
Amortization of intangibles	5,000	5,000	20,100	20,100
Restructuring and other costs, net	2,000	2,000	2,400	2,400
Non-cash interest expense	1,200	1,200	5,000	5,000
Adjustments to income tax expense	(3,400)	(2,800)	(26,800)	(24,900)
Non-GAAP net income	$20,900	$23,100	$79,900	$88,000

Adjusted EPS:
GAAP Numerator:
Net income attributed to common shareholders	$4,600	$6,200	$32,900	$39,100
Interest on Convertible Senior Notes, net of tax	-	-	-	-
Net income attributed to common shareholders - diluted	$4,600	$6,200	$32,900	$39,100

Non-GAAP Numerator:
Net income attributed to common shareholders	$20,900	$23,100	$79,900	$88,000
Interest on Convertible Senior Notes, net of tax	1,000	1,000	4,000	4,000
Net income attributed to common shareholders - diluted	$21,900	$24,100	$83,900	$92,000

GAAP Denominator:
Weighted-average common shares outstanding - basic	37,700	37,700	37,700	37,700
Adjustment for diluted shares	1,400	1,400	1,500	1,500
Weighted-average common shares outstanding - diluted	39,100	39,100	39,200	39,200

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	37,700	37,700	37,700	37,700
Adjustment for diluted shares	6,100	6,100	6,200	6,200
Weighted-average common shares outstanding - diluted	43,800	43,800	43,900	43,900

GAAP net income per share - diluted	$0.12	$0.16	$0.84	$1.00
Non-GAAP net income per share - diluted	$0.50	$0.55	$1.91	$2.10

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